Exhibit 24(b)(10) – Consent of Ernst and Young LLP, Independent Registered Public
Accounting Firm
We consent to the reference to our firm under the caption “Experts” in Post-Effective
Amendment No. 22 to the Registration Statement (Form N-4 No. 333-109860) of Variable
Annuity Account C of ING Life Insurance and Annuity Company, and to the use therein of our reports dated (a) March 27, 2014, with respect to the consolidated financial statements of ING Life Insurance and Annuity Company and (b) April 9, 2014, with respect to the financial statements of Variable Annuity Account C of ING Life Insurance and Annuity
Company.
/s/ Ernst & Young LLP
Atlanta, Georgia
April 11, 2014